Exhibit 15.1

July 24, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2013 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the “Company”) for the three-month periods ended March 31, 2013 and March 31, 2012 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in its Registration Statement on Form S-8 dated July 24, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP